Exhibit 10.4

May 20, 2020

Longview Acquisition Corp.
767 Fifth Avenue, 44th Floor
New York, NY 10153

Re:  Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and among Longview Acquisition Corp., a Delaware corporation (the “Company”), and Cowen and Company, LLC and UBS Securities LLC, as the representatives (the “Representatives”) of the several underwriters (collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of up to 41,400,000 of the Company’s units (including up to 5,400,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant (each, a “Warrant”).  Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment.  The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the New York Stock Exchange.  Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Longview Investors LLC (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors, a nominee for membership on the Company’s board of directors and/or a member of the Company’s management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.          The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination) and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any shares of Common Stock owned by it, him or her in connection therewith.

2.          The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period as approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (an “Extension Period”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.  The Sponsor and each Insider agrees not to propose any amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering or with respect to any other provision relating to the rights of holders of the Common Stock or pre-initial Business Combination activity, unless the Company provides Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it.  The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with (A) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or (B) in the context of a tender offer made by the Company to purchase shares of Common Stock, or in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s Offering Shares if the Company has not consummated a Business Combination within 24 months from the closing of the Public Offering or (ii) with respect to any other provision relating to the rights of the holders of Common Stock or pre-initial Business Combination activity (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3.          Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, any Units, Common Stock, Founder Shares, or Warrants, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, or Warrants or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise; provided, however, the foregoing shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to current or future independent directors of the company (as long as such current or future independent director is subject to the terms of this Letter Agreement with respect to such Founder Shares at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation of the transfer). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.          In the event of the liquidation of the Trust Account upon the failure of the Company to consummate a Business Combination within 24 months from the date of the closing of the Public Offering or any Extension Period, the Sponsor (which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor, or any of the other undersigned) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act.  In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims.  The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5.          To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 5,400,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 1,350,000 multiplied by a fraction, (i) the numerator of which is 5,400,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 5,400,000.  The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (not including shares of Common Stock underlying the Warrants or the Private Placement Warrants).  The Initial Stockholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a stock dividend or share repurchase or contribution back to capital, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 20.0% of its issued and outstanding shares of Capital Stock upon the consummation of the Public Offering.  In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 5,400,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of shares included in the Units issued in the Public Offering and (B) the reference to 1,350,000 in the formula set forth in the first sentence of this paragraph 5 shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Company in order for the Founder Shares to equal an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering.

6.          (a)          The Sponsor and each Insider (other than the independent directors and independent director nominees) hereby agrees not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Exchange Act until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 24 months after the closing of the Public Offering or during any Extension Period.

(b)          The Sponsor and each Insider hereby agrees and acknowledges that:  (i) the Underwriters and the Company may be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b) or 9 of this Letter Agreement or, in the case of the Sponsor and each Insider (other than the independent directors and independent director nominees), Section 6(a) of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.          (a)          The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)          The Sponsor agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period,” together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)          Notwithstanding the provisions set forth in paragraphs 3, 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, including to funds affiliated with Glenview, and to limited partners of funds affiliated with Glenview, provided that any such transfers to limited partners are made on a pro rata basis pursuant to the organizational documents of such funds; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of its initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement, as amended, upon dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Company’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of a Business Combination; provided, however, that in the case of clauses (a) through (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

8.          The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.  Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background.  Each Insider’s questionnaire furnished to the Company and the Representatives is true and accurate in all respects.  Each Insider represents and warrants that: such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

9.          Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination:  repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; payment to an affiliate of the Sponsor for office space, utilities, administrative and support services for a total of $10,000 per month, for up to 24 months; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.  Up to $2,000,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender.  Such warrants would be identical to the Private Placement Warrants.

10.          The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and hereby consents to being named in the Prospectus as a director of the Company.

11.          As used herein, (i) “Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean the 10,350,000 shares of the Company’s Class B common stock, par value $0.0001 per share (up to 1,350,000 of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised by the Underwriters), of which 8,625,000 were initially issued to the Sponsor for an aggregate purchase price of $25,000, or $0.003 per share, and which 1,725,000 were issued as a stock dividend on May 20, 2020, prior to the consummation of the Public Offering; (iv) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the Warrants to purchase shares of Common Stock of the Company that the Sponsor has agreed to purchase for an aggregate purchase price of $9,000,000 in the aggregate (or $10,280,000 if the Underwriters exercise their over-allotment option is exercised in full) in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.          This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.  This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider that is the subject of any such change, amendment, modification or waiver, (2) the Sponsor and (3) the Company.

13.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties.  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.  This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.          This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.          This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).  The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

18.          This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by September 30, 2020; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

LONGVIEW INVESTORS LLC

By:	/s/ Larry Robbins
Name: Larry Robbins
Title: Managing Member

/s/ Larry Robbins
Larry Robbins

/s/ John Rodin
John Rodin

/s/ Mark Horowitz
Mark Horowitz

/s/ Westley Moore
Westley Moore

/s/ Derek Cribbs
Derek Cribbs

/s/ Randy Simpson
Randy Simpson

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

LONGVIEW ACQUISITION CORP.

By:	/s/ Mark Horowitz

Name:	Mark Horowitz
Title:	Chief Financial Officer

[Signature Page to Letter Agreement]